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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NTL Sharesave Plan of NTL Incorporated of our report dated March 2, 2001 with respect to the consolidated financial statements and schedules of NTL Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

New York, New York
April 2, 2001